EXHIBIT 10.3

MERCURY GENERAL CORPORATION
2015 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT
Mercury General Corporation, a California corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the "Grant Notice") and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	________________________________________________
Grant Date:	________________________________________________
Vesting Commencement Date:	________________________________________________
Exercise Price per Share:	$ _______________________________________________
Total Exercise Price:	$ _______________________________________________
Total Number of Shares Subject to the Option:	____________________________________________ shares
Expiration Date:	________________________________________________

Type of Option:     ☐ Incentive Stock Option    ☐ Non-Qualified Stock Option

Vesting Schedule:	________________________________________________________________________
By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.
Participant understands and agrees that this Option does not alter the at-will nature of his or her employment relationship with the Company and is not a promise of continued employment or service for the vesting period of the Option or any portion of it.
The Plan, this Grant Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company.

MERCURY GENERAL CORPORATION	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
STOCK OPTION AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of shares of Common Stock indicated in the Grant Notice.
ARTICLE I
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF OPTION
2.1    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2    Exercise Price. The exercise price per share of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Common Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant is a Greater Than 10% Stockholder on the Grant Date, the price per share of the shares of Common Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.
2.3    Consideration to the Company; No Right to Continued Employment. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III
PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3 and 5.5, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided in the Grant Notice or provided by the Administrator or as set forth in a written agreement between the Company and Participant.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3. hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration of ten years from the Grant Date;
(b)    If this Option is designated as an Incentive Stock Option and Participant was a Greater Than 10% Stockholder at the time the Option was granted, the expiration of five years from the Grant Date;
(c)    Except as the Administrator may otherwise approve, the expiration of three months following the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death, Disability or for Cause;
(d)    The expiration of one year from the date of Participant’s death if Participant dies (i) prior to his or her Termination of Service or (ii) within three months after his or her Termination of Service;
(e)    The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s Disability; or
(f)    Except as the Administrator may otherwise approve, the date of Participant’s Termination of Service for Cause.
If the Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three months before the date of Option’s exercise, Participant must be an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company, except in the event of Participant’s death or disability (as defined in Section 22(e)(3) of the Code). The Company has provided for extended exercisability of Participant’s Option under certain circumstances for Participant’s benefit but cannot guarantee that Participant’s Option will necessarily be treated as an “incentive stock option” if Participant continues to provide services to the Company or a

Subsidiary as a Consultant or Director after Participant’s employment terminates or if Participant otherwise exercises the Option more than three months after the date Participant’s employment terminates.
3.4    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold, or allow Participant to satisfy, the tax withholding obligation in one or more of the forms specified below, subject to Section 11.2 of the Plan:
(i)    by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;
(ii)    by the deduction of such amount from other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Common Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)    with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(v)    with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant's required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any shares of Common Stock issuable with respect to the exercise of the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.
(c)    In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant's behalf a whole number of shares from those shares of Common Stock that are issuable upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant's acceptance of this Option constitutes Participant's instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock to Participant until the foregoing tax withholding obligations are satisfied.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock. The Company and its Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant's tax liability.
3.5    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
ARTICLE IV
EXERCISE OF OPTION

4.1    Person Eligible to Exercise. Except as provided in Section 5.3, during the lifetime of the Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of, with the consent of the Administrator, pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2    Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)    An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)    The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Administrator;
(c)    The payment of any applicable withholding tax, as provided under in accordance with Section 3.4;
(d)    Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with the Applicable Law; and
(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant, subject to Section 11.1 of the Plan:
(a)    Cash;
(b)    Check;
(c)    Delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale;

(d)    With the consent of the Administrator, surrendered shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon the exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or portion thereof being exercised; or
(e)    With the consent of the Administrator, property of any kind that constitutes good and valuable consideration.
4.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;
(b)    The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator, in its sole discretion, shall deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator, in its sole discretion, shall determine to be necessary or advisable;
(d)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience;
(e)    The receipt by the Company of full payment for such shares of Common Stock, which may be in one or more of the forms of consideration permitted under Section 4.4; and
(f)    The receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.
4.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until certificates representing such shares of Common Stock (which may be in book-entry form) shall have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article 13 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such shares of Stock, including, without limitation, the right to receipt of dividends and distributions on such shares.
4.7    Forfeiture and Claw-Back Provisions. Participant hereby agrees that the Administrator may provide that the Award shall terminate and any unvested Options shall be forfeited, if Participant at any time prior to the vesting of the Option engages in any activity which is inimical, contrary or harmful to the interests of the Company, as determined by the Administrator, including, without limitation, any violation of any written Company policy, or Participant’s employment is terminated for Cause. In addition, Participant hereby acknowledges and agrees that the Award is subject to the provisions of Section 11.5 of the Plan.
ARTICLE V
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Administrator will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
5.2    Whole Shares. The Option may only be exercised for whole shares of Common Stock.
5.3    Option Generally Not Transferable.
(a)    Subject to Section 5.3(c), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)    Unless transferred to a Permitted Transferee in accordance with Section 5.3(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(c)    Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Non-Qualified Stock Option, the Option may be transferred to, exercised by and paid to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3 of the Plan. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during the Participant’s lifetime.

5.4    Adjustments. Participant acknowledges that the Option, including the vesting of the Option, the number of Shares subject to the Option, and the exercise price of the Option, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Article 13 of the Plan.
5.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
5.6    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Participant.
5.7    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company's principal office, and any notice to be given to Participant shall be addressed to Participant (or if Participant is then deceased, to the person entitled to exercise the Option pursuant to Section 4.1) at Participant's last address reflected on the Company's records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.8    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.9    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.10    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
5.11    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.12    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
5.13    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Common Stock or (b) within one year after the transfer of such shares of Common Stock to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.15    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.16    Limitation on Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
5.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.18    Paperless Administration. By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.
5.19    Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(c): (a) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary's withholding obligation.